Exhibit 99.1

                       [Niagara Corporation Letterhead]




Contact: Niagara Corporation
         Michael Scharf, CEO
         (212) 317-1000


                             FOR IMMEDIATE RELEASE


NIAGARA CORPORATION NAMES
NEW OFFICERS AND ANNOUNCES
RESULTS OF ANNUAL STOCKHOLDERS MEETING


New York, July 15, 2003 - Niagara Corporation (Nasdaq:NIAG) announced today that Anthony Verkruyse, presently Vice President - Finance of Niagara's two U.S. subsidiaries, has been named a Vice President of Niagara and its Chief Financial Officer and Treasurer. Mr. Verkruyse replaces Raymond Rozanski who died unexpectedly on April 14, 2003.

In addition, Mark Nowadly, formerly Assistant to the Chief Financial Officer, has been appointed to the new position of Corporate Controller.

Niagara also announced that at its Annual Meeting held earlier today, stockholders re-elected all six current directors and ratified the appointment of Deloitte & Touche LLP as the Company's independent accountants for 2003.


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